UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2016

TRON GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-2019166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

K-2-8 2nd Floor, Kuchai Business Park Jalan 1/127 off Jalan Kuchai Lama, Kuala Lumpur	58200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 00603 79878688

PLUSH CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

As previously announced, on November 3, 2016, a majority of stockholders of our company and our board of directors approved a change of name of our company from Plush Corp. to TRON Group Inc., an increase to authorized capital from 75,000,000 shares of common stock, par value $0.001 to 500,000,000 shares of common stock, par value $0.001 and a forward stock split of our issued and outstanding shares of common stock on a basis of one (1) old share for twenty (20) new shares of common stock.

A Certificate of Amendment increasing our authorized capital and changing the name of our company was filed with the Nevada Secretary of State with an effective date of December 6, 2016.

The name change and forward stock split will become effective with the OTC Markets at the opening of trading on December 28, 2016, under the symbol "PLSHD". The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "TGRP". Our new CUSIP number is 897012 100.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on November 28, 2016 with an effective date of December 6, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON GROUP INC.

Date: December 27, 2016	By:	/s/ Eric Yap
Eric Yap
Chief Executive Officer

3